Exhibit 3.1

CERTIFICATE OF FORMATION

OF

EQT INFRASTRUCTURE COMPANY LLC

This Certificate of Formation of EQT INFRASTRUCTURE COMPANY LLC (the “Company”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is EQT Infrastructure Company LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o Capitol Services, Inc., 108 Lakeland Ave., Dover, Kent County, Delaware, 19901.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are Capitol Services, Inc., 108 Lakeland Ave., Dover, Kent County, Delaware, 19901.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of June 20, 2024.

/s/ Josefin Nowén Wirkkala
Name: Josefin Nowén Wirkkala
Title: Authorized Person

[Signature Page to the Certificate of Formation of EQT Infrastructure Company LLC]